UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 18, 2018
(Date of earliest event reported)

Morgan Stanley Bank of America Merrill Lynch Trust 2013-C8
(Central Index Key Number 0001567572)
(Exact name of issuing entity)

Bank of America, National Association
(Central Index Key Number 0001102113)
Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)
(Exact name of sponsor as specified in its charter)

Banc of America Merrill Lynch Commercial Mortgage Inc.
(Central Index Key Number 0001005007)
(Exact name of registrant as specified in its charter)

Delaware	333-177707-01	56-1950039
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Bank of America Tower
One Bryant Park
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      646-855-3953

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 6.02.	Change of Servicer or Trustee.

On February 21, 2013, Banc of America Merrill Lynch Commercial Mortgage Inc. (the “Registrant”) caused the issuance, pursuant to the Pooling and Servicing Agreement, dated as of February 1, 2013 (the “Pooling and Servicing Agreement”), among the Registrant, as depositor, Wells Fargo Bank, National Association, as master servicer, NS Servicing II, LLC, as special servicer, U.S. Bank National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, certificate registrar and authenticating agent, Wells Fargo Bank, National Association, as custodian, and Situs Holdings, LLC, as trust advisor, of the Morgan Stanley Bank of America Merrill Lynch Trust 2013-C8, Commercial Mortgage Pass-Through Certificates, Series 2013-C8. Capitalized terms used, but not defined, in this Current Report on Form 8-K have the meanings set forth in the Pooling and Servicing Agreement.

Pursuant to Section 9.22(B) of the Pooling and Servicing Agreement, the Special Servicer has the right to assign and delegate all of its duties under the PSA. On November 27, 2017, the Special Servicer delivered notice to the Certificate Administrator, the Custodian, the Depositor and the Trustee of its intention to enter into an assignment and assumption agreement with Colony NorthStar AMC OPCO, LLC, a Delaware limited liability company (the “Successor Special Servicer”), with respect to the Special Servicer duties under the PSA. Notice of the intended assignment of special servicing under the PSA was also delivered to each of S&P, Fitch and KBRA on November 27, 2017. The assignment and assumption agreement was entered into and effective between the Special Servicer and the Successor Special Servicer on January 18, 2018.

The Successor Special Servicer has been servicing commercial mortgage loans since its formation in 2010. The Successor Special Servicer was formed as the captive special servicer of Colony Capital Inc. (“CCI”), responsible for servicing the performing and non-performing portfolios of commercial real estate loans acquired by CCI. CCI merged with NorthStar Asset Management Group Inc. and NorthStar Realty Finance Corp. in January of 2017 to form Colony NorthStar, Inc. (“CLNS”). The principal servicing and executive offices of the Successor Special Servicer are located at 515 South Flower Street, 44th Floor, Los Angeles, California 90071 and its telephone number is (310) 282-8820.

The Successor Special Servicer was formed to resolve distressed commercial real estate (“CRE”) loans, stemming from the economic recession of 2008 where CCI affiliates acquired more than 9,000 performing and non-performing CRE mortgages representing in excess of $8.3 billion. Since inception, the Successor Special Servicer has resolved more than 8,000 loans representing in excess of $6.7 billion. The Successor Special Servicer’s experience servicing securitized transactions includes three CCI originated and one acquired securitized transactions, nine transactions acquired in partnership with the FDIC as well as more than twenty other acquired and originated loans and loan portfolios.

As of September 30, 2017, the Successor Special Servicer was named special servicer for approximately 1,000 CRE loans totaling approximately $1.6 billion consisting of approximately $0.7 billion of CMBS and approximately $0.9 billion of non-CMBS. With an average loan size of approximately $1.5 million, the Successor Special Servicer’s current special servicing portfolio is consistent with non-performing small balance loan servicers. The Successor Special Servicer continues to service acquired or newly originated single commercial mortgages and CRE mortgage portfolios. The Successor Special Servicer is approved by Fitch as a commercial special servicer with a rating of CSS2-, has been given a “Pass” rating by Kroll Bond Rating Agency, Inc. and is ranked “Average” by S&P Ratings Services.

The special servicing division of the Successor Special Servicer is comprised of approximately 60 dedicated professionals across Los Angeles, New York, Dallas and Atlanta, who are also

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responsible for duties such as information technology, acquisitions, asset management, finance and accounting, and corporate operations. Resources are organized functionally between asset management and operational groups. Asset management consists of non-performing and real estate owned (REO) asset managers under the supervision of portfolio managers. Operations consist of loan administration and primary servicing, surveillance and analytics, small balance loan management, technology, legal, and loan sale coordinators.

There have not been, during the past three years, any material changes to the policies or procedures of the Successor Special Servicer in the servicing function it will perform under the PSA. That said, the Successor Special Servicer reviews such policies and procedures annually. The Successor Special Servicer has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to the PSA. The Successor Special Servicer does not believe that its financial condition will have any material adverse effect on the performance of its duties under the PSA and, accordingly, will not have any material impact on the performance the Morgan Stanley Bank of America Merrill Lynch Trust 2013-C8, Commercial Mortgage Pass-Through Certificates Series 2013-C8.

The Successor Special Servicer will not have primary responsibility for custody services of original documents relating to the mortgage assets. On occasion, the Successor Special Servicer may have custody of certain of such documents as necessary for enforcement actions involving the mortgage assets or otherwise. To the extent that the Successor Special Servicer has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standard specified in the PSA.

There are, to the actual current knowledge of the Successor Special Servicer, no special or unique factors of a material nature involved in special servicing the assets under the PSA, as compared to the types of assets specially serviced by the Successor Special Servicer in other commercial mortgage backed securitization pools generally.

From time-to-time the Successor Special Servicer may be a party to lawsuits and other legal proceedings as part of its duties as a special servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. The Successor Special Servicer does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business, its ability to service loans pursuant to the PSA, or the Certificateholders.

An affiliate of the Successor Special Servicer is the external advisor for NorthStar Real Estate Income, Trust, Inc., which is, through one or more of its subsidiaries, the Controlling Class Representative. Additionally, an affiliate of the Successor Special Servicer, NorthStar Real Estate Income Trust, Inc., is a Certificateholder of $19.9 million of Class E Certificates, $12.8 million of Class F Certificates, $21.3 million of Class G Certificates and $19.9 million of Class H Certificates. The Successor Special Servicer is not an affiliate of any other party to the PSA. Except as otherwise disclosed herein, there are no special relationships that are material involving or relating to this transaction or the Mortgage Loans between the Successor Special Servicer or any of its affiliates, on the one hand, and any other party to the PSA, on the other hand, that currently exist or that existed during the past two years. In addition, except as otherwise disclosed herein, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party between the Successor Special Servicer or any of its affiliates, on the one hand, and any other party to the PSA, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates issued by the issuing entity.

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The Successor Special Servicer does not make any representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the Successor Special Servicer as Special Servicer), the Certificates, the Mortgage Loans, or any related documents.

A description of the material terms of the Pooling and Servicing Agreement regarding the special servicing of the Mortgage Loans held by the Trust and the Special Servicer’s duties regarding such Mortgage Loans, including limitations on the Special Servicer’s liability under the Pooling and Servicing Agreement and terms regarding the Special Servicer’s removal, replacement, resignation or transfer, is included in the Prospectus Supplement (SEC File Number 333-177707-01) filed with the Securities and Exchange Commission (“SEC”) on February 19, 2013 pursuant to Rule 424(b)(5) in the section captioned “SERVICING OF THE MORTGAGE LOANS”. A copy of the Pooling and Servicing Agreement has been filed as Exhibit 4.1 to the Form 8-K filed with the SEC on February 21, 2013.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2018	BANC OF AMERICA MERRILL LYNCH COMMERCIAL MORTGAGE INC.
(Registrant)

	By:	/s/ Leland F. Bunch, III
Name: Leland F. Bunch, III
Title: Chief Executive Officer and President